REGISTRATION NO. 333-_____
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                      KONINKLIJKE PHILIPS ELECTRONICS N.V.
             (Exact Name of Registrant as Specified in Its Charter)

                            ROYAL PHILIPS ELECTRONICS
                     (Registrant's Name for Use in English)

                                 THE NETHERLANDS
         (State or Other Jurisdiction of Incorporation or Organization)
                                      NONE
                     (I.R.S. Employer Identification Number)

        BREITNER TOWER, AMSTELPLEIN 2, AMSTERDAM 1070MX, THE NETHERLANDS
                    (Address of Principal Executive Offices)

           ROYAL PHILIPS ELECTRONICS NONQUALIFIED STOCK PURCHASE PLAN
             ROYAL PHILIPS ELECTRONICS LONG-TERM INCENTIVE PLAN 2006
          (CONSISTING OF GLOBAL PHILIPS STOCK OPTION PROGRAM 2006 AND
              GLOBAL PHILIPS RESTRICTED SHARE RIGHTS PROGRAM 2006)
                            (Full Title of the Plan)

                            WILHEMUS C.M. GROENHUYSEN
           1251 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10020-1104
                                 (212) 536-0500
            (Name, Address and Telephone Number of Agent for Service)

                    Please Send Copies of Communications to:
                               ANDREW D. SOUSSLOFF
                             SULLIVAN & CROMWELL LLP
                 125 BROAD STREET, NEW YORK, NEW YORK 10004-2498
                                 (212) 558-4000

                                   CALCULATION OF REGISTRATION FEE
===========================================================================================================
                                                           PROPOSED
                                                            MAXIMUM        PROPOSED MAXIMUM     AMOUNT OF
TITLE OF EACH CLASS OF                  AMOUNT TO BE     OFFERING PRICE       AGGREGATE       REGISTRATION
SECURITIES TO BE REGISTERED            REGISTERED (2)    PER SHARE (3)    OFFERING PRICE (3)       FEE
-----------------------------------------------------------------------------------------------------------
Common Shares of Koninklijke Philips     11,000,000          $39.16           $430,760,000      $13,224.33
Electronics N.V., par value 0.20
Euro per share (1)
===========================================================================================================

     (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Royal Philips Electronics Nonqualified Stock Purchase Plan. Pursuant to Rule 457(h)(2) no fee is payable with respect to the registration of these interests.

     (2) 1,000,000 of the shares are registered to be offered or sold pursuant to the Royal Philips Electronics Nonqualified Stock Purchase Plan and 10,000,000 of the shares are registered to be offered or sold pursuant to the Royal Philips Electronics Long-Term Incentive Plan 2006.

     (3) Estimated solely for the purpose of computing the amount of the registration fee. Pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, calculated on the basis of the average of the high and low prices of the Common Shares as reported on the New York Stock Exchange on February 15, 2007.

                                     PART I
--------------------------------------------------------------------------------

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                                EXPLANATORY NOTE
                                ----------------

         This registration statement on Form S-8 registers common shares, par value 0.20 euro per share of Royal Philips Electronics, which may be issued in connection with the plans set forth on the facing page of this registration statement. In addition, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Royal Philips
Electronics Nonqualified Stock Purchase Plan. After giving effect to this filing, an aggregate of 8,609,460 shares of the registrant's common stock have been registered for issuance pursuant to the Royal Philips Electronics Nonqualified Stock Purchase Plan.

         As permitted by Rule 428 under the Securities Act of 1933, as amended, this registration statement omits the information specified in Part I of Form S-8. We will deliver the documents containing the information specified in Part I to the participants in the plans covered by this registration statement as required by Rule 428(b). We are not filing these documents with the Securities and Exchange Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The Securities and Exchange Commission (the "Commission") allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and subsequent information that we file with the Commission will automatically update and supersede this information. Information set forth in this registration statement supersedes any previously filed information that is incorporated by reference into this registration statement. We incorporate by reference into this registration statement the following:

         (a) Our Annual Report on Form 20-F for the fiscal year ended December 31, 2006 (File No. 001-05146-01) filed with the Commission on February 20, 2007;

         (b) The Annual Report on Form 11-K of the Royal Philips Electronics Nonqualified Stock Purchase Plan (File No. 001-05146-01) filed with the Commission on October 30, 2006; and

         (c) The description of our common shares, par value 0.20 euro per share is contained in the registration statement on Form S-8 (File No. 333-125280) filed with the Commission on May 26, 2005. Such description is hereby amended and supplemented in the following respects: (i) changing the previously reported authorized capital of 1,300,000,000 euros to 1,000,000,000 euros, which is comprised of 2,500,000,000 common shares of 0.20 euro and 2,500,000,000 preference shares of 0.20 euro, (ii) noting that Stichting Preferente Aandelen Philips (the "Foundation") has the right to acquire "preference shares in our capital", rather than "protective preference shares", (iii) updating the composition of the self-electing board of the Foundation to include Messrs. D.D. de Bree, F.Y.G.M Cremers, M.W. den Boogert, W. de Kleuver and G.J. Kleisterlee,
(iv) indicating that both Messrs. de Kleuver and Kleisterlee are not entitled to vote, (v) indicating that the board of the Foundation is independent from the Company as required by the Listing Requirements of Euronext Amsterdam N.V.'s stock market, rather than the Amsterdam Exchange, (vi) updating the reference to September 30, 2006 to September 30, 2007 under the heading "Issuance of Shares and Preemptive Rights" and (vii) updating the reference to September 30, 2006 to April 28, 2008 under the Heading "Repurchase of Common Shares."

         In addition, to the extent designated therein, certain reports on Form 6-K and all documents filed by Royal Philips Electronics under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be part of this registration statement from the date of filing of such reports.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The articles of association of Royal Philips Electronics provide that, unless the law requires otherwise, the members of the board of management and of the supervisory board shall be reimbursed by Royal Philips Electronics for various costs and expenses, including the reasonable costs of defending claims and of appearing in legal proceedings and any damages which they are ordered to pay in respect of an act or failure to act in the exercise of functions performed at the request of the Royal Philips Electronics. Under certain circumstances, described in the articles of association, such as if it has been established in a final judgment by a Dutch court or by an arbitrator that an act or failure to act by a member of the board of management or the supervisory board can be characterized as intentional (`opzettelijk'), intentionally reckless (`bewust roekeloos') or seriously culpable (`ernstig verwijtbaar') or if the costs and expenses are reimbursed by insurers under an insurance policy, there will be no entitlement to this reimbursement.

         Members of the board of management, the supervisory board and certain officers of Royal Philips Electronics are, to a limited extent, insured under an insurance policy against damages resulting from their conduct when acting in their capacities as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

Exhibit No.    Description
-----------    -----------

4.1 Royal Philips Electronics Nonqualified Stock Purchase Plan (incorporated herein by reference to Exhibit 4.1 to Royal Philips Electronics' registration statement on Form S-8 (File No. 333-39204), filed with the commission on June 13, 2000)

4.2 Global Philips Stock Option Program 2006 (part of Royal Philips Electronics Long-Term Incentive Plan 2006)

4.3 Global Philips Restricted Share Rights Program 2006 (part of Royal Philips Electronics Long-Term Incentive Plan 2006)

23.1           Consent of the Independent Registered Public Accounting Firm

24             Power of attorney (included on signature page).


ITEM 9.       UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, (the "Act") each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                     SIGNATURES OF ROYAL PHILIPS ELECTRONICS

         Pursuant to the requirements of the Securities Act of 1933, as amended, KONINKLIJKE PHILIPS ELECTRONICS N.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amsterdam, The Netherlands, on February 15, 2007.

                           KONINKLIJKE PHILIPS ELECTRONICS N.V.


                           By:   /s/ Eric Coutinho
                                 ----------------------------
                           Name: Eric Coutinho
                           Title: General Secretary

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Wilhemus C.M. Groenhuysen as his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the indicated capacities on February 15, 2007.

Name                                Title
----                                -----

/s/ G. J. Kleisterlee               President/CEO, Chairman of the Board of
------------------------------      Management
G. J. Kleisterlee
                                    Vice-Chairman of the Board of Management
/s/ P.J. Sivignon                   and Chief Financial Officer
------------------------------
P.J. Sivignon

/s/ G. H. Dutine                    Executive Vice-President, Member of the
------------------------------      Board of Management
G. H. Dutine
                                    Executive Vice-President, Member of the
/s/ A. Ragnetti                     Board of Management
------------------------------
A. Ragnetti

Name                                Title
----                                -----

                                    Executive Vice-President, Member of the
/s/ R.S. Provoost                   Board of Management
------------------------------
R.S. Provoost
                                    Executive Vice-President, Member of the
/s/ T.W.H. van Deursen              Board of Management
------------------------------
T.W.H. van Deursen

/s/ W. de Kleuver                   Chairman of the Supervisory Board
------------------------------
W. de Kleuver

/s/ L. Schweitzer                   Member of the Supervisory Board
------------------------------
L. Schweitzer

/s/ Sir Richard Greenbury           Member of the Supervisory Board
------------------------------
Sir Richard Greenbury

/s/ J.M. Hessels                    Member of the Supervisory Board
------------------------------
J.M. Hessels

/s/ K. A. L. M. van Miert           Member of the Supervisory Board
------------------------------
K. A. L. M. van Miert

/s/ J. M. Thompson                  Member of the Supervisory Board
------------------------------
J. M. Thompson

/s/ C.J.A. van Lede                 Member of the Supervisory Board
------------------------------
C.J.A. van Lede

/s/ E. Kist                         Member of the Supervisory Board
------------------------------
E. Kist

/s/ N.L. Wong                       Member of the Supervisory Board
------------------------------
N.L. Wong

Name                                Title
----                                -----

/s/ J.J. Schiro                     Member of the Supervisory Board
------------------------------
J.J. Schiro

/s/ Wilhemus C.M. Groenhuysen       Duly authorized representative in the
------------------------------      United States
Wilhemus C.M. Groenhuysen

          SIGNATURE OF THE ROYAL PHILIPS ELECTRONICS NONQUALIFIED STOCK
                                 PURCHASE PLAN

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of New York, State of New York, on February 15, 2007

                                  ROYAL PHILIPS ELECTRONICS
                                  NONQUALIFIED STOCK PURCHASE PLAN


                                  By: /s/ Don Welsko
                                      ------------------------------------------
                                  Name:  Don Welsko
                                  Title: Chairman, Stock Purchase Plan Committee

                                INDEX TO EXHIBITS

Exhibit No.    Description
-----------    -----------

4.1 Royal Philips Electronics Nonqualified Stock Purchase Plan (incorporated herein by reference to Exhibit 4.1 to Royal Philips Electronics' registration statement on Form S-8 (File No. 333-39204), filed with the commission on June 13, 2000)

4.2 Global Philips Stock Option Program 2006 (part of Royal Philips Electronics Long-Term Incentive Plan 2006)

4.3 Global Philips Restricted Share Rights Program 2006 (part of Royal Philips Electronics Long-Term Incentive Plan 2006)

23.1           Consent of the Independent Registered Public Accounting Firm

24             Power of attorney (included on signature page).